UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 26, 2019

FTS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38382	30-0780081
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Main Street, Suite 2900

Fort Worth, Texas 76102

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 862-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FTSI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 26, 2019, FTS International, Inc. (the “Company”) entered into severance agreements (each, a “Severance Agreement”) with each of the Company’s executive officers (each, an “Executive”), to update and align each Executive’s severance benefits to current market practice, as recommended by the Company’s compensation consultant, and to replace severance agreements with executive officers that have expired.

The form of Severance Agreement provides that if an Executive’s employment is terminated by the Company without “cause” (as defined in the Severance Agreement) or the Executive voluntarily resigns for “good reason” (as defined in the Severance Agreement), then, subject to the Executive’s signing and not revoking a separation agreement and release of claims, the Executive is entitled to: (1) any earned but unpaid base salary and bonus, earned but unused vacation time and incurred but unreimbursed expenses (the “Accrued Benefits”); (2) a lump sum payment equal to one times (or two times for the Company’s Chief Executive Officer (the “CEO”)) the Executive’s annual base salary, at the highest rate in effect during the 12 months preceding termination (the “Look-Back Period”); (3) a lump sum payment equal to one times (or two times for the CEO) the higher of the greatest annual bonus target for which the Executive was eligible during the Look-Back Period or the average of the Executive’s annual bonus payouts for the three years preceding termination; (4) a lump sum payment equal to 12 times the amount the Executive would pay on a monthly basis for COBRA continuation premiums (less required co-pay) (the “COBRA Continuation Payment”); and (5) if more favorable to the Executive than the provisions of any applicable award agreements, the immediate vesting of all awards previously granted to the Executive under the FTS International, Inc. 2018 Equity and Incentive Compensation Plan as amended from time to time and if such awards are performance-based, the awards will vest at the higher of target level of performance or actual performance through termination, and with any stock options or stock appreciation rights to remain outstanding and exercisable for a period of one year following termination (up to their original expiration date) (“Accelerated Vesting”).

The form of Severance Agreement further provides that upon an Executive’s termination on account of death or becoming “disabled” (as defined in the Severance Agreement), the Executive or, with respect to (1) below, the Executive’s estate, as applicable, is entitled to: (1) any Accrued Benefits; (2) Accelerated Vesting; and (3) a COBRA Continuation Payment.

The Severance Agreements will terminate upon the earlier of (1) an Executive’s termination and the Company’s satisfaction of all of its obligations under the Severance Agreement, if any; and (2) the execution of a written agreement between the Company and the Executive terminating the Severance Agreement.

A copy of the form of Severance Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, is incorporated herein by reference. The foregoing description of the Severance Agreements is qualified in its entirety by reference to the full text of the form of Severance Agreement filed herewith.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description

10.1	Form of Severance Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTS INTERNATIONAL, INC.

By:	/s/ Jennifer Keefe
Name: Jennifer Keefe
Title: Senior Vice President, General Counsel, Chief Compliance Officer and Secretary

Date: September 26, 2019